EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in (i) Cinergy Corp.’s Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56091, 33-56093, 33-56095, 333-51484, 333-83461, 333-83467, 333-72898, 333-72900, 333-72902, 333-81770, 333-101707 and 333-102515; (ii) PSI Energy, Inc.’s Registration Statement Nos. 33-48612, 33-57064 and 333-83379; (iii) The Cincinnati Gas & Electric Company’s Registration Statement No. 333-91940; and (iv) The Union Light, Heat and Power Company’s Registration Statement Nos. 33-40245 and 333-83381 of our report dated February 12, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Companies' change, effective January 1, 2002, in their accounting method for goodwill), appearing in this Annual Report on Form 10-K of Cinergy Corp., PSI Energy, Inc., The Cincinnati Gas & Electric Company, and The Union Light, Heat and Power Company for the year ended December 31, 2002.

Cincinnati, Ohio

February 26, 2003